Exhibit 3.81

[SEAL]	ARTICLES OF INCORPORATION	Provided by:	EVAN BAYH
State Form 4159 (R6/3-88)
Secretary of State
		APPROVED AND FILED	Room 155, State House
Indianapolis, Indiana 46204
INSTRUCTIONS:	Use 8 1/2 x 11 inch white paper for inserts.		(317) 232-6576
	Filing requirements - Present original and		Indiana Code 23-1-21-2
	one copy to the address in the upper right		FILING FEE: $90.00
corner of this form.
☒
/s/ Joseph H. Hogsett
SECRETARY OF STATE OF INDIANA

ARTICLES OF INCORPORATION OF
(Indicate the appropriate act)
The undersigned desiring to form a corporation (herein after referred to as “Corporation”) pursuant to the provisions of:

☒ Indiana Business Corporation Law ☐ Indiana Professional Corporation Act 1983
As amended, executes the following Articles of Incorporation:

ARTICLE I NAME
Name of Corporation
REM - Indiana Community Services, Inc.
(The name must contain the word “Corporation,” “Incorporated,” “Limited,” “Company” or an abbreviation of one of those words.)

ARTICLE II REGISTERED OFFICE AND AGENT
(The street address of the corporation’s initial registered office in Indiana and the name of its initial registered agent at that office is:)

Name of Agent
C T CORPORATION SYSTEM

Street Address of Registered Office	ZIP Code
ONE NORTH CAPITOL AVENUE, INDIANAPOLIS, INDIANA	46204

ARTICLE III AUTHORIZED SHARES
Number of shares: 1,000
If there is more than one class of shares, shares with rights and preferences, list such information on “Exhibit A.”

See Exhibit A attached hereto and made a part hereof.

[SEAL]

ARTICLE IV INCORPORATORS
(The name(s) and address(es) of the incorporator(s) of the corporation:)

	NUMBER and STREET
NAME	OR BUILDING	CITY	STATE	ZIP CODE

Ellen W. McVeigh	3400 City Center	Minneapolis	Minnesota	55402

In Witness Whereof, the undersigned being all the incorporators of said corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this 4th day of April, 1990.

Signature	/s/ Ellen W. McVeigh	Printed Name	Ellen W. McVeigh

Signature		Printed Name

Signature		Printed Name

This instrument was prepared by (Name)

Ellen W. McVeigh

Address (Street, Number, City and State)		ZIP Code

3400 City Center, Minneapolis, Minnesota		55402

EXHIBIT A TO ARTICLES OF INCORPORATION
OF REM-INDIANA COMMUNITY SERVICES, INC.

Article V

DIRECTORS

The names and addresses of the individuals who are to serve as the initial directors of the corporation are:

Thomas E. Miller	6921 York Avenue South,	Edina,	MN	55435
Craig R. Miller	6921 York Avenue South,	Edina,	MN	55435
Douglas V. Miller	6921 York Avenue South,	Edina,	MN	55435

Article VI

PRE-EMPTIVE RIGHTS

Shareholders shall have no rights, pre-emptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

Article VII

INDEMNIFICATION

The Board of Directors of the corporation, in its discretion, shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceedings, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (a) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) acted in good faith; (c) received no improper personal benefit; (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (e) in the case of acts or omissions occurring with respect to a director of the corporation or with respect to the elective or appointive office or position held by an officer, member of a committee of the board, or the employment or agency relationship undertaken by an employee or agent of the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring with respect to a director, officer, employee, or agent of the corporation who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation or whose duties in that position involve or involved service as a director, officer, partner, trustee, or agent of another organization or employee benefit plan, the director, officer, partner, trustee, employee or agent, as the case may be, of the other organization or employee benefit plan reasonably believed that the conduct was not opposed to the best interests of the corporation.  If the person’s acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, establish that the person did not meet the criteria set forth in this Article.

If a person is made or threatened to be made a party to a proceeding, the person is entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in advance of the final disposition of the proceeding (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth above have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after a determination that the facts then known to those making the determination would not preclude indemnification under this Article.  The written undertaking required by (a) above is an unlimited general obligation of the person making it, but need not be secured and shall be accepted without reference to financial ability to make the repayment.

2

[SEAL]	ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION State Form 38333 (RB / 12-96) Approved by State Board of Accounts 1995	SUE ANNE GILROY SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

[SEAL]

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for inserts.	Indiana Code 23-1-38-1 et seq.
Present original and two copies to address in upper right corner of this .
	Please TYPE or PRINT.	Filing Fee: $30.00

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION OF:

Name of Corporation	Date of incorporation
REM-Indiana Community Services, Inc.	April 9, 1990

The undersigned officers of the above referenced Corporation (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of: (indicate appropriate act)

☒            Indiana Business Corporation Law                                                        ☐   Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s) I of the Articles

(NOTE: If amending the name of corporation, write Article “I” in space above and write “The name of the Corporation is               .” below.)

The name of the Corporation is REM Indiana Community Services, Inc.

APPROVED AND FILED IND. SECRETARY OF STATE

[SEAL]

ARTICLE II

Date of each amendment’s adoption:

May 24, 2000, effective August 1, 2000

ARTICLE III Manner of Adoption and Vote

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval.  Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

☐ SECTION 1	This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

☒ SECTION 2	The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)

A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

Shares entitled to vote.
Number of shares represented at the meeting.
Shares voted in favor.
Shares voted against.

B. Unanimous written consent executed on May 24, xx 2000 and signed by all shareholders entitled to vote.

ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 12th day of July, 2000.

Signature of current officer or chairman of the board	Printed name of officer or chairman of the board

/s/ Craig R. Miller	Craig R. Miller

Signature’s title

Vice President

[SEAL]	NOTICE OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT (ALL CORPORATIONS) State Form 26276 (R5 / 4-95)	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for inserts.	Indiana Code 23-1-24-2 (for profit corporation)
	Present original and two (2) copies to address in upper right corner of this form.	Indiana Code 23-17-6-2 (non-profit corporation)
	Please TYPE or PRINT.	NO FILING FEE

Name of corporation		Date of incorporation
	REM Indiana Community Services, Inc.		04/09/1990

Current registered office address (number and street, city, state, ZIP code)
8925 N. Meridian Street Suite 200 Indianapolis, IN 46260

New registered office address (number and street, city, state, ZIP code)
251 E Ohio St., Suite 1100, Indianapolis, IN 46204

Current registered agent (type or print name)
David Doerner

New registered agent (type or print name)
C T Corporation System

STATEMENTS BY REGISTERED AGENT OR CORPORATION

This statement is a representation that the new registered agent has consented to the appointment as registered agent, or statement attached signed by registered agent giving consent to act as the new registered agent.

After the change or changes are made, the street address of this corporation’s registered agent and the address of its registered office will be identical.

The registered agent filing this statement of change of the registered agent’s business street address has notified the represented corporation in writing of the change, and the notification was manually signed or signed in facsimile.

IN WITNESS WHEREOF, the undersigned executes this notice and verifies, subject to the penalties of perjury, that the statements contained herein are true, this 23rd day of September, 2005.

Signature	Title
/s/ Christina Pak	Vice President